UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2024

Lineage, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-42191	82-1271188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

46500 Humboldt Drive Novi, Michigan 48377
(Address of principal executive offices)

Registrant’s telephone number, including area code: (800) 678-7271

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock $0.01 par value per share	LINE	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On July 26, 2024, Lineage, Inc. (the “Company” and, unless the context otherwise requires, together with its consolidated subsidiaries, “we,” “us,” or “our”) repaid in full our senior unsecured term loan facility with an aggregate principal balance of approximately $2.4 billion and terminated the associated Term Loan Agreement, dated as of February 15, 2024, among Lineage Logistics Holdings, LLC, Lineage OP, LLC, Lineage, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and lenders named therein (the “Delayed Draw Term Loan”), using a portion of the net proceeds from its previously reported initial public offering (the “Offering”), which closed the same day. A summary of the material features of the Delayed Draw Term Loan can be found in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Liquidity and Capital Resources—Outstanding Indebtedness—Delayed Draw Term Loan Agreement” in the Company’s registration statement on Form S-11 (File No. 333-280470) and the registration statement on Form S-11 (File No. 333-280995) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) (together, the “Registration Statement”) and such summary is incorporated by reference into this Item 1.02 in its entirety.

On July 31, 2024, the Company provided written notice to the lenders that it will repay in full our loan and terminate the associated Loan Agreement, dated as of October 21, 2020, between the borrower parties named therein and Goldman Sachs Bank USA, Morgan Stanley Bank, N.A. and JPMorgan Chase Bank, National Association, collectively, as Lender (the “ICE5 CMBS Loan”), using a portion of the net proceeds from the Offering. A summary of the material features of the ICE5 CMBS Loan can be found in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Liquidity and Capital Resources—Outstanding Indebtedness—CMBS—ICE5 CMBS Loan” in the Company’s Registration Statement and such summary is incorporated by reference into this Item 1.02 in its entirety.

In addition, the Company expects to use a portion of the net proceeds from the Offering to repay a portion of borrowings under its Revolving Credit Facility.

Item 8.01	Other Events.

On July 30, 2024, the Company announced that the underwriters of the Offering exercised in full their option to purchase an additional 8,532,307 shares of the Company’s common stock, $0.01 par value per share, at the initial public offering price of $78.00 per share, less underwriting discounts and commissions (the “Option Exercise”). The Option Exercise closed on July 31, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINEAGE, INC.

By:	/s/ Greg Lehmkuhl
Name:	Greg Lehmkuhl
Title:	President and Chief Executive Officer

Date:	August 1, 2024